Exhibit 99.2

INVESTOR FACT SHEET	MARCH 2006

The Midwest Marketplace for Retail Space

Inland Real Estate Corporation (NYSE: IRC), headquartered in Oak Brook, Illinois, is a self-administered, self-managed publicly traded REIT that currently owns interests in 145 neighborhood, community, lifestyle and single-tenant retail centers located primarily in the midwestern United States, encompassing approximately 14.0 million square feet of leasable space.

Inland Real Estate Corporation is…

The largest shopping center REIT focused exclusively on operating within attractive, high demographic markets throughout the Midwest and Chicagoland. The company is one of the Midwest’s largest owner/operators of community and neighborhood shopping centers with $1.3 billion in assets. IRC has interests in 100 properties in the Chicago area and has nearly 10% market share based on retail square footage. IRC also has a large presence in the Minneapolis-St. Paul area with 26 properties, representing a 4.5% market share.

Coverage Areas/Propery Locations

Inland Real Estate’s assets are…

Strategically located in high-traffic areas with strong demographics. The portfolio is centered on necessity retail and many of the properties are anchored by high volume grocery, discount and fashion tenants. The company enjoys average occupancy rates of 96.1% and believes its superior quality portfolio provides stability and characteristics for future growth.

FINANCIAL SNAPSHOT

Price (3/17/06):	$16.56
Shares Outstanding:	67.45 Mil.
52-Week Range	$13.50 - $17.00
Annual Dividend Rate:	$0.96
Dividend Yield:	5.8%
Equity Market Cap:	$1.12 Bil.
Enterprise Value:	$1.67 Bil.
FFO/share (as of 12/31/05):	$1.33
FFO/share 2006 Estimates	$1.35 - $1.39

INVESTMENT ATTRIBUTES

•                  Geographic market dominance provides operating efficiencies.

•                  National retail tenants with strong financial characteristics.

•                  Diverse tenant portfolio—no single tenant comprises more than 4.4% of annual base rent.

•                  Stable cash flows provide earnings visibility.

•                  High occupancy rate of 96.1% vs. industry average of 90%.

•                  Conservative balance sheet provides liquidity and flexibility.

•                  Attractive monthly dividend and consistent FFO growth.

•                  Solid management team with long-term dedicated experience in retail real estate; average tenure at IRC is 20-25 years.

•                  For the year ended December 31, 2005, IRC executed 110 new leases representing 523,900 square feet with an average rental rate increase of 17.1% over the average expiring rent.

IRC’s FFO Per Share Growth Compares Favorably to Peer Average

High Quality Diversified Tenant Base; 70% National Retail Tenants

GROWTH STRATEGY

•                  Pursue strategic acquisitions in core markets (Chicago/Minneapolis) to advance Midwest retail dominance.

•                  Expand Midwest presence by targeting additional attractive markets including Omaha, Nebraska; and Kansas City, Missouri.

•                  Utilize asset-based joint venture program with New York State Teachers’ Retirement System (NYSTRS) to acquire up to $400 million of additional retail centers in core Midwest markets. Since inception, the joint venture has acquired $290 million in assets.

•                  Focus on development and redevelopment opportunities with key Midwest firms to drive strong returns.

CONTACT

Trista Hertz (Investors/Analysts)

Inland Real Estate Corporation

tel: (630) 218-7364

hertz@inlandrealestate.com

Lisa Fortuna

Financial Relations Board

tel: (312) 640-6779

lfortuna@financialrelationsboard.com

2901 Butterfield Road • Oak Brook, IL 60523

(877) 206-5656 • www.inlandrealestate.com

All information contained in this fact sheet is accurate as of March 17, 2006.

This document contains forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

The marks used are registered trademarks of entities unaffiliated with the company. Use of these trademarks is not an endorsement of the company or its common stock and no inference of any such endorsement should be drawn.